Exhibit 10.10

LOAN CONTRACT

Contract NO.: Xingyi Rural Cooperative Bank Loan Contract NO. 72, 2010
Loan Type: Short Term
Borrower: (Party A): Qianxinan Aosen Forestry Company Ltd
Address: Hexing Village, Dingxiao Development Zone
Post Code: 562400
Legal Representative (People in Charge):
Fax:         Tel: 0859-3528295
                         13678598619

Lender (Party B): Guizhou Xingyi Rural Cooperative Bank
Address: Beside the Pingdong Road, Xingyi City
Post Code: 562400
Legal Representative (People in Charge): Lunqi Zhou
Fax: 0859- 3233171                     Tel:0859- 3233171

Borrower (hereinafter called Party A): Qianxinan Aosen Forestry Company Ltd

Lender (hereinafter called Party B): Guizhou Xingyi Rural Cooperative Bank

Party A applies for loan from Party B, and Party B agrees to give loan. In accordance with the relevant laws and regulations, both of the Parties, through friendly negotiation, agree to sign and conclude this contract.

Article 1 Amount of Loan

Party A borrows from Party B FOUR MILLION NINE HUNDRED THOUSAND RMB (amount in Capital).

Article 2 Purpose of Loan

Party A shall use the loan as: Working Capital .

Article 3 Term of Loan

According to this contract, the term of this loan is one years, from Mar 26th , 2010 to Mar 25th , 2011.

In case the beginning date is not consistent with the loan voucher, the date mentioned on the first loan voucher shall prevail. The Loan voucher is a part of this contract, and shall have equal legal effect with the same.

Article 4 Loan Interest Rate, Penalty Interest Rate, Interest Calculation and Interest Settlement

1. Loan Interest Rate

The loan interest rate, according to this contract, is 7.965‰. The interest type is type (1) as follows:

(1) Fixed Rate, meaning during the term of loan, the interest rate will be kept the same;

(2) Floating Rate, meaning _____% up/down based on the benchmark rate. The interest adjustment date shall be January 1 of every year, unless otherwise specified by both parties.

2. Penalty Interest Rate

(1) In case Party A fails to use the loan consistently with the loan purpose, the penalty interest rate shall be 100% more than the above mentioned 8.1‰ .

(2) In case Party A fails to repay on time, the penalty interest rate shall be 50% more than the above mentioned 8.1‰ .

3. The beginning date to calculate the interest shall be the date when the first drawdown is transferred to Party A's account.

The fixed rate for the first drawdown is the exercise rate adjusted according to regulations, based on Party B’s actual situation and similar kinds of loan interest rates published by the People’s Bank of China. The Loan interest rate and penalty interest rate shall be consistent with the above articles. Exercise rate means the rate accepted by the bank society on the adjustment day or the regular rate for a similar loan, unless otherwise specified by both parties.

4. The loan interest shall be calculated starting from the date of the drawdown made to Party A. The loan shall be calculated daily, and the day rate=month rate/30=year rate/360.In case Party A fails to repay the interest on time, compound interest shall be calculated from the next day of due day. The calculation term shall be in accordance with the interest settlement term. During the term, the compound interest rate shall be the same as the contracted loan interest rate. In case it is overdue, the rate shall be the same as the penalty interest rate.

5. Interest Settlements

(1) For loans with fixed interest rates, interest shall be settled according to the contracted rate. For loans with a floating interest rate, interest shall be settled according to the updated rate for each floating period; in case there are more than one rates floating at the same time in a single settlement period, the interest of this settlement period shall be the total of the interest for each floating period.

(2) The interest shall be settled by quarter__, and the settlement day shall be the 20th day of the last month for each quarter.

Article 5 Drawdown and Use of the loan

1. The Conditions for Drawdown.

(1) Party B is responsible for drawdown if the following conditions are satisfied, unless Party B waives their right wholly or partly. i) Party A has already gone through all the processes for certification, registration, handing over and etc ,according to relative laws and regulations. ii) If there is a guaranty for this loan, the guaranty agreement or other guaranty types which satisfy Party B’s requirement have become effective; iii)there is no breach from Party A, which is mentioned in this contract; iv)other conditions agreed to by both parties:

(2) Party B shall grant the drawdown within __7__ working days after all the above mentioned conditions are satisfied.

2. Plan for using of loan

A ___/___/___ (M/D/Y), amount:_ __ __ _RMB(in words _____________YUAN)
B ___/___/___ (M/D/Y), amount: ___________ RMB (in words _____________YUAN)

Article 6 Repayment

1. Repayment Principle

Repayment shall be made by Party A according to the following principles:

(1) In case principal is due for more than 90 days, or interest is due for more than 90 days, or repayment is not due or not due for more than 90 days but Party A has already stopped production or business or the loan related project is stopped, or stipulated by laws or regulations, repayment shall be made for principal first and then for interest; (2)In the cases not included in 6-1-(1), the repayment shall be made for interest first and then for principal, and pay off principal with interest.

2. Repayment for Interest

Party A shall pay interest to Party B on the interest settlement day. The first day to pay interest is the first interest settlement day. When paying the interest as in previous times, Party A shall pay off principal with interest.

3. Plan for Repayment of Principal

Party A shall repay the principal according to the following plan:

A __3_/_25_/2011(M/D/Y), amount: __4,900,000_ RMB (say, FOUR MILLION NINE HUNDRED THOUSAND YUAN)
B ___/___/___(M/D/Y), amount: ______________RMB(say _______________YUAN)
C ___/___/___(M/D/Y), amount: ______________RMB(say _______________YUAN)

4. Methods of Repayment

Party A shall deposit a sufficient amount in the account opened with Party B, before the coming of the agreed repayment day, in order that the repayment due can be transferred automatically, or shall transfer the repayment due from another account; in case Party A fails to make repayment on time, Party B has the right to collect the amount from the account opened by Party A in the Rural Credit Cooperative (Rural Cooperative Bank).This article can be taken as the authorization from Party A to Party B for collecting the relevant amount directly.

5. Prepayment

(1) Party A only needs to inform Party B in advance if Party A wants to make a prepayment of interest.

(2) Party A needs to file a written application to Party B, _______days in advance and receive permission from Party B, if Party A wants to make a prepayment of the whole or part of the principal. In case Party A makes a prepayment, the interest shall be calculated according to the actual days of the loan and the interest rate stipulated in Article 4 of this contract; the compensation shall equal the prepayment amount x _____‰0 x ___days before the due date. In case Party A makes an installment repayment and wants to make prepayment for partial principal, it shall make repayment in the reverse sequence of the repayment plan. After prepayment, the balance of the loan shall be calculated for interest according to the rate in this contract.

Article 7 Guaranty

In case this loan is with guaranty, the guaranty type is __1___ as follows:

1. Warranty     2. Mortgage     3. Pledge     4. Credit Insurance     5. Others: _________

Article 8 Rights and Obligations of Party A

1. Rights of Party A

(1) Require Party B to make drawdown on time according to this contract;

(2) Use the loan according this contract;

(3) Apply for a loan term extension if this satisfies the conditions set by Party B;

(4) Require Party B to keep confidentiality of Party A’s financial documents and business secrets on production & operation, unless otherwise stipulated by laws or regulations.

2. Obligations of Party A

(1) Provide documents on finances, accounts, production and operation as per Party B’s requirements, including (but not limited to) providing balance sheet and profit & loss statements (for public institutions, this is income and expense statements) for last season within the first __10__working days in the first month of every season, and providing cash flow statements at the end of the year for the same year; be responsible for the sufficiency, accuracy and genuineness of all the information provided;

(2) Shall use the loan in the ways agreed in this contract, and never embezzle the money for other purposes;

(3) Shall cooperate actively with Party B for checking and supervising of production, operation, financial activities and the use of the loan;

(4) Shall repay the principal and interest on time, according to this contract;

(5) Party A and its investors shall not withdraw funds or transfer assets in order to evade the debt from Party B;

(6) Without permission of party B, shall not use the assets under this loan to provide guaranty to a third party, before making full repayment of the principal and interest to Party B;

(7) Shall inform Party B in writing and get permission from Party B before providing a guaranty to another party, which will influence its ability to make repayment;

(8) In case the guarantor for this contract shuts down, licence of which is revoked, registration of which is canceled, goes bankrupt, or the business of which is in the red, or looses the whole or part of the guarantee ability, or the value of the mortgage or pledge is decreased, destroyed, Party A shall provide another guaranty approved by Party B;

(9) During the effective term of this contract, in case the name, representative (person in charge), address, business scope or registered capital of Party A change, Party A shall inform Party B in time;

(10) During the effective term of this contract, in case Party A has activities for assignment, rent, reformation to joint stock system, joint operation, merging, separation or receiving investment from foreign capital, or Party A is applying for stopping business for internal rectification, dissolution, bankruptcy, which will influence the repayment ability of Party A, Party A shall inform Party B in writing __30__ days in advance, get confirmation, and make repayment or provide guaranty for the loan;

(11) During the effective term of this contract, in case Party A shuts down, licence of which is revoked, registration of which is canceled, or legal representative or major person in charge of which is involved in illegal activities or serious lawsuits, or production, operation or finance of which is in difficult situation, which will seriously influence Party A’s ability of repayment, Party A shall inform Party B in writing and in time, and make repayment or provide guaranty for the loan;

(12) Shall bear the fees for the legal service, insurance, assessment, registration, safekeeping, appraisal and notarization.

Article 9 Rights and Obligations of Party B

1. Rights of Party B

(1) Know Party A's production, business and financial activities, and require Party A to provide related statistics and accounting statement documents;

(2) Deduct from Party A's account opened with Party B for the amount payable based on this contract.

2. Obligations of Party B

(1) Make drawdown of the full amount and on time according to this contract, unless delayed because of Party A;

(2) Keep confidentiality of the financial documents and business secrets on production & operation of Party A, unless otherwise stipulated by laws and regulations.

Article 10 Responsibility of Breach of this Contract

1. Breach of this contract

(1) Breach from Party A

i) fails to provide genuine, sufficient and effective documents of financial and accounting information and production & operation, and other related documents; ii) misuses the loan; iii) fails to make repayment of principal and interest on time; iv) refuses or disturbs Party B from checking the situation of the loan used by Party A; v) transfers or takes out capital to evade from bearing debt; vi) business or finance is in a bad situation so that Party A cannot repay the debt due, or Party A is involved or will be involved in a serious lawsuit, arbitration or other legal disputes, which are deemed by Party B to be or to potentially influence or harm its rights and interest in this contract; vii) any other debt born by Party A, which has already or maybe will influence Party A in performing its obligation; viii) fails to repay any other debts to Rural Credit Cooperative (Rural Cooperative Bank), which are due; ix) the assignment, renting, reformation to joint stock system, joint operation, merging, separation of Party A, which will change the business model or the business system, and are deemed by Party B to potentially influence or harm its rights and interest in this contract; x) any other situations which are deemed by Party B to influence its rights and interest in this contract; xi) breach the other obligations of Party A as stipulated in this contract.

(2) In case the guarantor is in the following situations, Party A breaches the contract if Party A fails to provide a new guaranty which meets Party B’s requirements;

i) guarantor has activities for assignment, rent, reformation to joint stock system, joint operation, merging, separation or receiving investment from foreign capital, registration of which being canceled, etc., which will influence it in taking responsibility for joint liability; ii) guarantor provides another party with a guaranty which is more than it can bear; iii) guarantor looses or will loose the ability for guaranty; iv) any other breach stipulated in guarantee agreement.

(3) In case the mortgager is in the following situations, Party A breaches the contract if Party A fails to provide a new guaranty which meets Party B’s requirements;

i)mortgager fails to make insurance for mortgage, or when there is an insured accident, it fails to handle the insurance compensation according to the mortgage agreement; ii) a third party’s activity destroys or decreases the value of the mortgage, and the mortgager fails to handle the compensation for losses according to mortgage agreement; iii) without written confirmation from Party B, the mortgager gifts, assigns, rents out, repeatedly mortgages, transfers or handles the mortgage in other ways; iv) the mortgager handles the mortgage with the confirmation of Party B, but fails to handle the payment for the mortgage according to the mortgage agreement; v)in case the mortgage is destroyed or decreased, which will influence Party A’s ability to repay the loan, and the mortgager fails to resume the value of the mortgage or fails to provide another guaranty accepted by Party B; vi) other breaches stipulated by the mortgage agreement.

(4) In case the pledgor is in the following situations, Party A breaches the contract if fails to provide new guaranty which meets Party B’s requirement;

i) pledgor fails to make insurance for pledge, or when there is an insured accidence, it fails to handle the insurance compensation according to pledge agreement; ii) a third party’s activity destroys or decreases the value of the pledge, and the pledgor fails to handle the compensation for losses according to pledge agreement; iii) the pledgor handles the pledge with the confirmation of Party B, but fails to handle the payment for the mortgage according to the pledge agreement; v)in case the pledge is destroyed or decreased, which will influence Party A’s ability to repay the loan, and the pledgor fails to resume the value of the pledge or fails to provide other guaranty accepted by Party B; vi)other breaches stipulated by the pledge agreement.

(5)In case the guaranty agreement or other guaranty plan is unimplemented, invalid, revoked, or the guarantor looses part or all of the guarantee ability, Party A breaches this contract if Party A fails to provide a new guaranty as required by Party B.

2. Remedies for Breach of Contract

Party B has the one or several of the following rights, in case there are breaches as above (1)-(5):

(1) Terminate this contract before the date of expiration, stop granting the balance of this loan, announce the loan is expired, require Party A to repay the whole principal and interest due or not due, as well as other fees.

(2) Collect ______‰ of the principal as penalty.

(3) In case Party A uses the loan not in the agreed way, Regarding the embezzled amount, Party B shall collect penalty interest calculated from the date of misuse until the principal and interest are fully repaid, and collect interest and compound interest according to the interest settlement article in this contract.

(4) Before the repayment is due, the un-paid interest shall be collected as compound interest according to the interest rate and interest settlement plan in Article 4.

(5) after the repayment is due, regarding the principal and interest not repaid on time (including the principal and interest which are announced by Party B as being due ahead of schedule), Party B shall collect simple interest and compound interest according to the penalty interest rate and the interest settlement plan stipulated in this contract, calculated from the overdue date to the day on which all the principal and interest are fully re-paid. Overdue means, Party A fails to make repayment on time according to the installment repayment plan.

(6) Collect relevant amount from the Party A’s account opened with Rural Credit Cooperative (Rural Cooperative Bank), as the repayment for principal and interest, and other fees agreed by this contract, should be born by Party A.

(7) Require Party A to provide a new, suitable guaranty for the liability under this loan contract.

(8) Exercise right of guaranty.

(9) Terminate this contract.

Article 11 Others

1._______________________________________________________________________
2._______________________________________________________________________

Article 12 Dispute Settlement

In case there is any dispute, the two parties can settle the same by friendly discussion. In case this fails to get any agreement, the two parties can settle the dispute according to the___1___ way as follows: 1 file action with the court located at the address of Party B;2 file with ______arbitration committee, (the seat of arbitration shall be______), according to the effective arbitration rules when Party B files with the arbitration committee. Arbitration awards are final and bonding to both Parties; During the process of lawsuit or arbitration, the non-disputed articles in this contract shall be executed as usual.

Article 13 the Effectiveness of this Contract

This contract shall become effective after the legal representatives ( people in charge) or authorized agents from both Parties, sign and stamp the official seal

Article 14

This contract is in 4 duplicates

Article 15 Announcement

1. Party A clearly knows the scope for business and limits for authorization of Party B.

2. Party A has read through all the articles in this contract. As required by Party A, Party B has already made explanations for relative articles. Party A clearly understands the meaning of all the articles and the legal liability for the same.

3 Party A has the right to sign this contract.

Party A (official seal)

Legal Representative ( person in charge) or authorized agent(signature): _7__/_17__/_2009__(M/D/Y)

Party B (official seal)

Legal Representative ( person in charge) or authorized agent(signature):

Operator: Lijiang Feng

_3__/_26__/__2010_(M/D/Y)